EXHIBIT 5.1
[Baker & Hostetler LLP Letterhead]
November 6, 2006
Chesapeake Utilities Corporation
909 Silver Lake Boulevard
Dover, Delaware 19904
     Ladies and Gentlemen:
     As counsel for Chesapeake Utilities Corporation, a Delaware corporation (the “Company”), we are familiar with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) (No. 333-135602) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and Pre-Effective Amendment No. 1 thereto being filed on the date hereof with the Commission (“Amendment No. 1”), relating to the proposed issuance and sale, from time to time by the Company, of one or more series of its debt securities (the “Debt Securities”) or shares of common stock, par value $0.4867 per share (the “Common Shares”).
     In rendering the opinions set forth below, we have examined the Registration Statement and Amendment No. 1 and originals or copies, certified or otherwise identified to our satisfaction, of those documents and instruments filed as exhibits to the Registration Statement and Amendment No. 1 (together, hereinafter the “Registration Statement”) and such records of the corporate proceedings of the Company and such other documents, agreements, certificates and other statements of government officials and instruments as we deemed necessary to render this opinion. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.
     Based on the foregoing and subject to the qualifications and limitations set forth below, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined and completion of all corporate action required to be taken by the Company to duly authorize each proposed issuance of Common Shares or Debt Securities, we are of the opinion that:
     1. With respect to the Common Shares, when such shares have been issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against payment of the authorized consideration therefor, the Common Shares will be validly issued, fully paid and non-assessable.
     2. With respect to the Debt Securities, when (a) the Debt Securities have been duly executed, issued authenticated and delivered in accordance with the terms of the applicable indenture and with the terms of the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, and (b) the applicable indenture has been qualified under the Trust Indenture Act of 1939, subject to the final terms of the Debt Securities being in compliance with applicable law, the Debt Securities will be legally issued, and will be valid and binding obligations of the Company.
     The opinions set forth above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors’ rights generally, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.
     Our opinion, insofar as it relates to the Common Shares being fully paid, is subject to the execution and delivery to us of a certificate of the Chief Financial Officer of the Company confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of such shares; and our opinion will be based solely on such certificate.
     It is understood that this opinion is to be used only in connection with the offer and sale of the Common Shares and the Debt Securities while the Registration Statement is in effect.
     This opinion is expressed as of the date hereof. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Common Shares and the Debt Securities.
     This opinion is limited to matters of federal and Delaware law, and we express no opinion herein as to the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to us under the caption “Legal Matters” in the prospectus that is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.
Very truly yours,
/s/ Baker & Hostetler llp
Baker & Hostetler llp

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